DISTRIBUTION AGREEMENT

         AGREEMENT made this 27th day of May, 2005, between CLAYMORE TRUST, a Delaware statutory trust (the "Fund"), and CLAYMORE SECURITIES, INC., a Kansas corporation ("Claymore").

         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

         1. The Fund hereby appoints Claymore to act as distributor of shares of beneficial interest (hereinafter called "shares") of the Fund in jurisdictions wherein shares of the Fund may legally be offered for sale; provided, however, that the Fund in its absolute discretion may (a) issue or sell shares directly to holders of shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell shares at net asset value to the shareholders of any other investment company, for which Claymore shall act as exclusive distributor, who wish to exchange all or a portion of their investment in shares of such other investment company for shares of the Fund; or (c) issue shares in connection with the merger or consolidation of any other investment company with the Fund or the Fund's acquisition, by purchase or otherwise, of all or substantially all of the assets of any other investment company or all or substantially all of the outstanding shares of any such company. Claymore shall appoint various financial service firms ("Firms") to provide distribution services to investors. The Firms shall provide such office space and equipment, telephone facilities, personnel, literature distribution, advertising and promotion as is necessary or beneficial for providing information and distribution services to existing and potential clients of the Firms. Claymore may also provide some of the above services for the Fund.

         Claymore accepts such appointment as distributor and agrees to render such services and to assume the obligations herein set forth for the compensation herein provided. Claymore shall for all purposes herein provided be deemed to be an independent contractor and, unless expressly provided herein or otherwise authorized, shall have no authority to act for or represent the Fund in any way. Claymore, by separate agreement with the Fund, may also serve the Fund in other capacities. The services of Claymore to the Fund under this Agreement are not to be deemed exclusive, and Claymore shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

         In carrying out its duties and responsibilities hereunder, Claymore will, pursuant to separate written contracts, appoint various Firms to provide advertising, promotion and other distribution services contemplated hereunder directly to or for the benefit of existing and potential shareholders who may be clients of such Firms. Such Firms shall at all times be deemed to be independent contractors retained by Claymore and not the Fund.

         Claymore shall use its best efforts with reasonable promptness to sell such part of the authorized shares of the Fund as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable federal and state laws and regulations and to


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the Fund's organizational documents, provided, however, that Claymore may in its discretion refuse to accept orders for shares from any particular applicant.

         2. Claymore shall sell shares of the Fund to or through qualified Firms in such manner, not inconsistent with the provisions hereof and the Fund's currently effective registration statement, including the prospectus and statement of additional information and any supplements or amendments thereto ("Registration Statement"), as Claymore may determine from time to time, provided that no Firm or other person shall be appointed or authorized to act as agent of the Fund without prior consent of the Fund. In addition to sales made by it as agent of the Fund, Claymore may, in its discretion, also sell shares of the Fund as principal to persons with whom it does not have selling group agreements.

         Shares of any class of any series of the Fund offered for sale or sold by Claymore shall be so offered or sold at a price per share determined in accordance with the Registration Statement. The price the Fund shall receive for all shares purchased from it shall be the net asset value used in determining the public offering price applicable to the sale of such shares. Any excess of the sales price over the net asset value of the shares of the Fund sold by Claymore as agent shall be retained by Claymore as a commission for its services hereunder. Claymore may compensate Firms for sales of shares at the commission levels provided in the Registration Statement from time to time. Claymore may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as Claymore shall determine from time to time. Claymore shall be entitled to receive and retain any applicable contingent deferred sales charge as described in the Registration Statement. Claymore shall also receive any distribution services fee payable by the Fund as provided in the Fund's Rule 12b-1 Plan, as amended from time to time (the "Plan").

         Claymore will require each Firm to conform to the provisions hereof and the Registration Statement with respect to the public offering price or net asset value, as applicable, of the Fund's shares, and neither Claymore nor any such Firms shall withhold the placing of purchase orders so as to make a profit thereby.

         3. The Fund will use its best efforts to keep effectively registered under the Securities Act shares for sale as herein contemplated. Notwithstanding any other provision hereof, the Fund may terminate, suspend or withdraw the offering of shares whenever, in its sole discretion, it deems such action to be desirable.

         4. The Fund will execute any and all documents and furnish any and all information that may be reasonably necessary in connection with the qualification of its shares for sale (including the qualification of the Fund as a dealer where necessary or advisable) in such states as Claymore may reasonably request (it being understood that the Fund shall not be required without its consent to comply with any requirement which in its opinion is unduly burdensome). The Fund will furnish to Claymore from time to time such information with respect to the Fund and its shares as Claymore may reasonably request for use in connection with the sale of shares of the Fund.

         5. Claymore shall issue and deliver or shall arrange for various Firms to issue and deliver on behalf of the Fund such confirmations of sales made by it pursuant to this Agreement


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as may be required. At or prior to the time of issuance of shares, Claymore will pay or cause to be paid to the Fund the amount due the Fund for the sale of such shares. Certificates shall be issued or shares registered on the transfer books of the Fund in such names and denominations as Claymore may specify.

         6. Claymore shall order shares of the Fund from the Fund only to the extent that it shall have received purchase orders therefor. Claymore will not make, or authorize Firms or others to make (a) any short sales of shares of the Fund; or (b) any sales of such shares to any Board member or officer of the Fund or to any officer or Board member of Claymore or of any corporation or association furnishing investment advisory, managerial or supervisory services to the Fund, or to any corporation or association, unless such sales are made in accordance with the Registration Statement relating to the sale of such shares. Claymore, as agent of and for the account of the Fund, may repurchase the shares of the Fund at such prices and upon such terms and conditions as shall be specified in the Registration Statement. In selling or reacquiring shares of the Fund for the account of the Fund, Claymore will in all respects conform to the requirements of all state and federal laws and the Conduct Rules of the National Association of Securities Dealers, relating to such sale or reacquisition, as the case may be. Claymore will observe and be bound by all the provisions of the Fund's organizational documents (and of any fundamental policies adopted by the Fund pursuant to the Investment Company Act of 1940, as amended (the "Investment Company Act"), which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of Claymore hereunder.

         Claymore agrees to indemnify and hold harmless the Fund and each of its Board members and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which the Fund or such Board members, officers, or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by Claymore or any of Claymore's employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading if such statement or omission was made in reliance upon information furnished to the Fund by Claymore, or (iii) may be incurred or arise by reason of Claymore's acting as the Fund's agent instead of purchasing and reselling shares as principal in distributing the shares to the public, provided, however, that in no case (i) is Claymore's indemnity in favor of a Board member or officer or any other person deemed to protect such Board member or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is Claymore to be liable under the indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or such person, as the case may be, shall have notified Claymore in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claims shall have been served upon the Fund or upon such person (or after the Fund or such person shall have received notice of such service on any designated agent), but failure to notify Claymore of any such claim shall not relieve Claymore from any liability which Claymore may have to the Fund or any person against whom


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

such action is brought otherwise than on account of Claymore's indemnity agreement contained in this paragraph. Claymore shall be entitled to participate, at Claymore's own expense, in the defense, or, if Claymore so elects, to assume the defense of any suit brought to enforce any such liability, but if Claymore elects to assume the defense, such defense shall be conducted by counsel chosen by Claymore and satisfactory to the Fund, to its officers and Board members, or to any controlling person or persons, defendant or defendants in the suit. In the event that Claymore elects to assume the defense of any such suit and retain such counsel, the Fund, such officers and Board members or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but, in case Claymore does not elect to assume the defense of any such suit, Claymore will reimburse the Fund, such officers and Board members or controlling person or persons, defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by them. Claymore agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any shares. The Fund shall not, without the prior written consent of Claymore, effect any settlement of any pending or threatened action, suit or proceeding in respect of which the Fund is or could have been a party and indemnity has or could have been sought hereunder by the Fund, unless such settlement includes an unconditional release of Claymore from all liability on claims that are the subject matter of such action, suit or proceeding.

         The Fund agrees to indemnify and hold harmless Claymore and each of Claymore's directors and officers and each person, if any, who controls Claymore within the meaning of Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which Claymore or such directors, officers or controlling persons may become subject under such Act, under any other statute, at common law or otherwise, arising out of the acquisition of any shares by any person which (i) may be based upon any wrongful act by the Fund or any of its employees or representatives, or (ii) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was not made in reliance upon information furnished to Claymore by the Fund; provided, however, that in no case (i) is the Fund's indemnity in favor of a director or officer or any other person deemed to protect such director or officer or other person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of his duties or by reason of his reckless disregard of obligations and duties under this Agreement or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claims made against Claymore or any such director, officer or controlling person unless Claymore or such director, officer or controlling person, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon Claymore or upon such director, officer or controlling person (or after Claymore or such director, officer or controlling person shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the


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

defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to Claymore, its directors, officers, or controlling person or persons, defendant or defendants in the suit. In the event that the Fund elects to assume the defense of any such suit and retain such counsel, Claymore, its directors, officers or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them, but, in case the Fund does not elect to assume the defense of any such suit, it will reimburse Claymore or such directors, officers or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify Claymore promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any shares. Claymore shall not, without the prior written consent of the Fund, effect any settlement of any pending or threatened action, suit or proceeding in respect of which either Claymore is or could have been a party and indemnity has or could have been sought hereunder by Claymore, unless such settlement includes an unconditional release of the Fund from all liability on claims that are the subject matter of such action, suit or proceeding.

         7. The Fund shall assume and pay all charges and expenses of its operations not specifically assumed or otherwise to be provided by Claymore under this Agreement or the Plan. The Fund will pay (or will enter into arrangements providing that others will pay) all fees and expenses in connection with the registration of the Fund and its shares under the United States securities laws and the registration and qualification of shares for sale in the various jurisdictions in which the Fund shall determine it advisable to qualify such shares for sale (including registering the Fund as a broker or dealer or any officer of the Fund or other person as agent or salesman of the Fund in any such jurisdictions) ("Blue Sky expenses"). In addition, Claymore will pay all expenses (other than expenses which one or more Firms may bear pursuant to any agreement with Claymore) incident to the sale and distribution of the shares issued or sold hereunder, including, without limiting the generality of the foregoing, all (a) expenses of printing and distributing any prospectus and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with the offering of the shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, typesetting, printing and distribution of any registration statement or prospectus, report or other communication to shareholders in their capacity as such), and (b) expenses of advertising in connection with such offering.

         No transfer taxes, if any, which may be payable in connection with the issue or delivery or shares sold as herein contemplated or of the certificates for such shares shall be borne by the Fund, and Claymore will bear all such transfer taxes.

         8. This Agreement shall become effective on the date hereof and shall continue until May 27, 2007; and shall continue from year to year thereafter only so long as such continuance is approved in the manner required by the Investment Company Act.

         This Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by the Fund or by Claymore on sixty (60) days' written notice to the other party. The indemnity provisions contained herein shall remain operative and in full force and effect regardless of any termination of this Agreement. The Fund may effect termination with respect to any class of any series of the Fund by a vote of


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

(i) a majority of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement, or in any other agreement related to the Plan, or (ii) a majority of the outstanding voting securities of such series or class. Without prejudice to any other remedies of the Fund, the Fund may terminate this Agreement at any time immediately upon Claymore's failure to fulfill any of its obligations hereunder.

         All material amendments to this Agreement must be approved by a vote of a majority of the Board, and of the Board members who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of the Plan, this Agreement or in any other agreement related to the Plan, cast in person at a meeting called for such purpose.

         The terms "assignment," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act and the rules and regulations thereunder.

         Claymore shall receive such compensation for its services as set forth in the Plan. Termination of this Agreement shall not affect the right of Claymore to receive payments on any unpaid balance of the compensation earned prior to such termination, as set forth in the Plan.

         Notwithstanding anything in this Agreement to the contrary, Claymore shall be contractually bound hereunder by the terms of any publicly announced waiver of or cap on the compensation received for its distribution services under the Plan or by the terms of any written document provided to the Board of the Fund announcing a waiver or cap, as if such waiver or cap were fully set forth herein.

         9. Claymore will not use or distribute, or authorize the use, distribution or dissemination by Firms or others in connection with the sale of Fund shares any statements other than those contained in the Registration Statement, except such supplemental literature or advertising as shall be lawful under federal and state securities laws and regulations. Claymore will furnish the Fund with copies of all such material.

         10. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.

         11. Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

         12. The parties hereto are expressly put on notice that a Certificate of Trust, referring to the Fund's Agreement and Declaration of Trust (the "Certificate"), is on file with the Secretary of the state of Delaware. The Certificate was executed by a trustee of the Fund on behalf of the Fund as trustee, and not individually, and, as provided in the Fund's Agreement and Declaration of Trust, the obligations of the Fund are not binding on the Fund's trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund, or the particular series in question, as the case may be.


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

         13. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provision of the 1940 Act.

         14. This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

         IN WITNESS WHEREOF, the Fund and Claymore have caused this Agreement to be executed as of the day and year first above written.

                                       CLAYMORE TRUST

                                       By: /s/ Nicholas Dalmaso
                                       ________________________________________



                                       CLAYMORE SECURITIES, INC.

                                       By: /s/ Nicholas Dalmaso
                                       ________________________________________


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